Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K/S of E-Waste Systems, Inc. for the year ending December 31, 2011, I, Martin Nielson, Chief Executive Officer of E-Waste Systems, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report of Form 10-K/A for the year ending December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in such Yearly Report on Form 10-K/A for the year ended December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of E-Waste Systems, Inc.

Date: April 17, 2012

E-Waste Systems, Inc.

By:	/ s/ Martin Nielson Martin Nielson Chief Executive Officer